UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2021
 ____________________________________

WASHINGTON FEDERAL INC
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654		91-1661606
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

425 Pike Street	Seattle	Washington	98101
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	WAFD	NASDAQ Stock Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 4.875% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock	WAFDP	NASDAQ Stock Market

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2021, the Board of Directors of Washington Federal Inc. (the “Company”), upon recommendation of the Nominating and Governance Committee, increased the size of the Board from nine to twelve directors and appointed Ms. Sylvia Hampel, Mr. Sean Singleton and Mr. Shawn Bice to the Board to fill the vacancies created by such increase, effective July 1, 2021. Ms. Hampel, Mr. Singleton and Mr. Bice will also serve as directors of the Company’s wholly owned subsidiary Washington Federal Bank, N.A.

Ms. Hampel, Mr. Singleton and Mr. Bice will receive compensation and participate in plans and policies applicable to and on the same basis as the Company’s other non-employee directors, as described in the Company’s Proxy Statement for its 2021 Annual Meeting of Shareholders filed December 7, 2020, including an annual stock award, annual retainer and fees for attending board meetings and any committee meetings to which they are appointed.

Ms. Hampel will serve in the class of Directors with terms expiring in 2024. Company committee appointments have yet to be determined. There are no arrangements or understandings between Ms. Hampel and any other persons pursuant to which she was selected as a director, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Our board has affirmatively determined that Ms. Hampel is independent of our Company and its management under Nasdaq Listing Rules.

Mr. Singleton will serve in the class of Directors with terms expiring in 2022. Company committee appointments have yet to be determined. There are no arrangements or understandings between Mr. Singleton and any other persons pursuant to which he was selected as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Our board has affirmatively determined that Mr. Singleton is independent of our Company and its management under Nasdaq Listing Rules.

Mr. Bice will serve in the class of Directors with terms expiring in 2022. Company committee appointments have yet to be determined. There are no arrangements or understandings between Mr. Bice and any other persons pursuant to which he was selected as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Our board has affirmatively determined that Mr. Bice is independent of our Company and its management under Nasdaq Listing Rules.

Item 7.01	Regulation FD Disclosures

On July 1, 2021 the Company issued a press release announcing the appointment of Ms. Sylvia Hampel, Mr. Sean Singleton and Mr. Shawn Bice as directors of Washington Federal, Inc. which is furnished as Exhibit 99.1 to this current report on Form 8-K.

The information contained in this Item 7.01 and in Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) The following exhibits are being furnished herewith:

99.1 Press Release dated July 1, 2020
104     Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 2, 2021	WASHINGTON FEDERAL, INC.

	By:	/s/ VINCENT L. BEATTY
Vincent L. Beatty
Executive Vice President and Chief Financial Officer

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